Investor Contact:                         Media Contact:
Alex Whitelam                            Leslie Wojcik
SEI                                SEI
+1 610-676-4924                        +1 610-676-4191
awhitelam@seic.com                        lwojcik@seic.com
Pages:        9

FOR IMMEDIATE RELEASE

SEI Reports Fourth-Quarter 2023 Financial Results

OAKS, Pa., Jan. 31, 2024 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the fourth-quarter 2023. Diluted earnings per share were $0.91 in fourth-quarter 2023 compared to $0.83 in fourth-quarter 2022.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2023	2022	%	2023	2022	%

Revenues	$484,858	$456,590	6%	$1,919,793	$1,991,037	(4)%
Net income	120,731	112,224	8%	462,258	475,467	(3)%
Diluted earnings per share	$0.91	$0.83	10%	$3.46	$3.46	—%

“Despite variable market conditions throughout the year, we navigated through uncertainty and delivered solid growth and core profitability. Our 2023 results reflect strong sales activity—particularly in our technology, investment processing, and operations segments—demonstrating traction in growth segments where we believe SEI has significant opportunity,” said CEO Ryan Hicke.
“With our unmatched breadth of capabilities, we believe we are firmly positioned to capitalize on the positive trends shaping our markets today and well into the future. Looking ahead to 2024 and beyond, we remain committed to our strategic vision for the future, and our financial strength, robust pipeline, and world-class talent reinforce our foundation and the momentum to deliver long-term, sustainable growth for our stakeholders.”

Summary of Fourth-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2023	2022	%	2023	2022	%
Private Banks:
Revenues	$125,146	$115,233	9%	$503,317	$575,625	(13)%
Expenses	112,378	113,533	(1)%	455,820	473,209	(4)%
Operating Profit	12,768	1,700	NM	47,497	102,416	(54)%
Operating Margin	10%	1%		9%	18%

Investment Advisors:
Revenues	109,719	105,777	4%	436,298	447,766	(3)%
Expenses	67,138	62,605	7%	259,142	251,650	3%
Operating Profit	42,581	43,172	(1)%	177,156	196,116	(10)%
Operating Margin	39%	41%		41%	44%

Institutional Investors:
Revenues	69,794	74,771	(7)%	289,708	323,353	(10)%
Expenses	39,118	40,820	(4)%	165,455	172,252	(4)%
Operating Profit	30,676	33,951	(10)%	124,253	151,101	(18)%
Operating Margin	44%	45%		43%	47%

Investment Managers:
Revenues	175,168	156,076	12%	670,486	624,918	7%
Expenses	115,469	104,330	11%	437,174	404,850	8%
Operating Profit	59,699	51,746	15%	233,312	220,068	6%
Operating Margin	34%	33%		35%	35%

Investments in New Businesses:
Revenues	5,031	4,733	6%	19,984	19,375	3%
Expenses	11,348	10,450	9%	45,437	45,159	1%
Operating Loss	(6,317)	(5,717)	NM	(25,453)	(25,784)	NM

Totals:
Revenues	$484,858	$456,590	6%	$1,919,793	$1,991,037	(4)%
Expenses	345,451	331,738	4%	1,363,028	1,347,120	1%
Corporate Overhead Expenses	37,723	30,804	22%	132,241	168,164	(21)%
Income from Operations	$101,684	$94,048	8%	$424,524	$475,753	(11)%

Fourth-Quarter Business Highlights:
•Revenues from Assets under management, administration, and distribution fees increased primarily from higher assets under management and administration due to increases from existing alternative investment clients of the Investment Managers segment due to new products and additional services. Market appreciation and positive cash flows into separately managed account programs and Strategist programs during 2023 also contributed to the increase in revenues.
•The increase in revenues from Assets under management, administration, and distribution fees was partially offset by negative cash flows from SEI fund programs in the Investment Advisors segment and client losses in the Institutional Investors segment.
•Average assets under management in equity and fixed income programs, excluding LSV, increased $5.0 billion, or 3%, to $167.4 billion during the fourth-quarter 2023, as compared to $162.4 billion during the fourth-quarter 2022 (see attached Average Asset Balances schedule for further details).
•Average assets under administration increased $133.5 billion, or 17%, to $923.4 billion during the fourth-quarter 2023, as compared to $789.9 billion during the fourth-quarter 2022 (see attached Average Asset Balances schedules for further details).
•Revenues from Information processing and software servicing fees increased from new client conversions and growth from existing SEI Wealth PlatformSM (SWP) clients.
•Net sales events in the Private Banks and Investment Managers segments during the fourth-quarter 2023 were $22.9 million and are expected to generate net annualized recurring revenues of approximately $17.6 million when contract values are completely realized. For the year ended 2023, net sales events were $97.5 million and are expected to generate net annualized recurring revenues of approximately $79.1 million when contract values are completely realized.
•Net sales events in asset management-related businesses of the Investment Advisors and Institutional Investors segments and the Asset Management Distribution (AMD) business in the Private Banks segment during the fourth-quarter 2023 were negative $10.5 million. For the year ended 2023, net sales events were negative $18.9 million.
•Net sales events for newer initiatives, which includes SEI Sphere, were $1.3 million during the fourth-quarter 2023. For the year ended 2023, net sales events were $2.2 million.
•During the fourth-quarter 2023, we completed the acquisition of the National Pensions Trust and also acquired Altigo, a cloud-based technology platform that provides inventory, e-subscription, and reporting capabilities for alternative investments.
•The increase in operational expenses was due to higher personnel costs from business growth, competitive labor markets, and the impact of inflation on wages and services. Increased personnel costs and investments in compliance infrastructure to meet expanding regulatory requirements also contributed to the increase in operational expenses.
•One-time expense items during the fourth-quarter 2023 were approximately $11.0 million due to an asset write-off of previously capitalized software development costs of $5.3 million in the Investment Managers segment, $4.7 million in severance costs, and approximately $1.0 million in professional fees related to acquisition activity. Of the amount of severance costs during the fourth-quarter 2023, $4.0 million was recognized in Corporate overhead expenses.
•Earnings from LSV increased to $35.4 million in the fourth-quarter 2023 as compared to $31.7 million in the fourth-quarter 2022 due to market appreciation and increased performance fees. Net negative cash flows from existing clients and client losses partially offset the increase in earnings from LSV.

•Capitalized software development costs were $7.4 million in the fourth-quarter 2023, of which $4.5 million was for continued enhancements to SWP. Capitalized software development costs also include $2.9 million in the fourth-quarter 2023 for a new platform for the Investment Managers segment.
•Interest and dividend income increased to $11.6 million in the fourth-quarter 2023 as compared to $6.6 million in the fourth-quarter 2022, primarily due to higher interest rates.
•Effective tax rates were 19.6% in the fourth-quarter 2023 and 18.1% in the fourth-quarter 2022. The tax rate in the fourth-quarter 2023 was affected by reduced tax benefits related to stock option exercises.
•Repurchased shares of SEI common stock were 1.2 million for $68.9 million during the fourth-quarter 2023 at an average price of $58.08 per share.
•Cash flow from operations was $101.0 million, and free cash flow was $92.0 million during the fourth-quarter 2023.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on Jan. 31, 2024. Investors may listen to the call at seic.com/ir-events. Investors may also listen to a replay by telephone at (USA) 866-207-1041; (International) 402-970-0847; Access Code: 4801296.

About SEI®
SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Dec. 31, 2023, SEI manages, advises, or administers approximately $1.4 trillion in assets. For more information, visit seic.com.

This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe" and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•the degree to which are positioned to capitalize on trends shaping our markets;
•when and if we will generate net annualized recurring revenues from sales events that occurred during the quarter, as well as the amount of any such revenue; and
•the degree to which we will deliver long-term sustainable growth for our stakeholders.
We anticipate that we may deliver forward-looking statements during today’s earnings call that include our current expectations as to the matters in this release and set forth above as well as:
•the degree to which our Private Banking and Investment Manager Services business units are well positioned to continue to expand and contribute to our top and bottom lines;
•the size of the intermediary market;
•the opportunities for our Advisor business;
•whether our strategic initiatives in our Advisor business will help us with new client adoption and exploit the opportunity we see in the intermediary market;
•the elements of our strategic focus, including, without limitation, our focus on:
◦sales and revenue growth;
◦transforming our asset management businesses;
◦targeting new segments for sales;
◦driving margin expansion and profit growth through increased operational leverage and discipline;
◦innovating our solution for the future;
◦delivering for our clients;
◦engaging with our markets; and
◦investing in our talent and our capabilities;
•whether we are well-positioned for 2024 and beyond;
•the degree to which our capabilities benefit our clients;
•our ability to accelerate growth and market share;
•the benefits of our focus on key clients in the alternatives space and the cross sale opportunities that this focus may generate;
•the strength of the expansion opportunities for our turn-key Collective Investment Trust solution;
•the benefits we will derive from the businesses and/or assets we acquire and our ability to successful integrate these assets in order to drive the expected benefits, strategic and otherwise;
•the headwinds our businesses face and our ability to respond to these headwinds;
•our ability to capitalize on our pipeline and opportunities, manage expenses, and drive profit to the bottom line;
•the amount, if any, of our current backlog of sold but expected to be installed revenue and recurring revenue in the next 18 months that will actually be installed during such period, if ever;
•the market dynamics affecting our market units;
•our ability to improve profitability without cannibalizing our medium to long-term growth agendas;
•the areas in which we will invest;
•the degree to which the Private Banks segment’s focus is paying off in both new business generation and building a quality and growing pipeline;
•our ability to expand the margins of our Private Banking business and the degree to which this business is positioned for growth;
•the amount of revenue and profit that our new FDIC cash sweep program will generate during 2024;
•our tax rate for the first quarter of 2024;
•the degree to which there is positive sales momentum in our Institutional Investors business segment; and
•the expected success and benefits of our strategic investments.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2022, filed with the Securities and Exchange Commission.
# # #

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022

Asset management, admin. and distribution fees	$383,571	$365,239	$1,514,815	$1,514,063
Information processing and software servicing fees	101,287	91,351	404,978	476,974

Total revenues	484,858	456,590	1,919,793	1,991,037

Subadvisory, distribution and other asset mgmt. costs	47,106	46,247	189,263	196,732
Software royalties and other information processing costs	8,505	7,143	32,289	29,006
Compensation, benefits and other personnel	184,508	174,497	714,099	720,029
Stock-based compensation	7,850	8,064	31,308	39,403
Consulting, outsourcing and professional fees	54,850	57,693	231,469	242,013
Data processing and computer related	34,735	32,151	137,036	125,171
Facilities, supplies and other costs	27,011	17,529	85,836	74,993
Amortization	9,818	10,503	38,669	54,280
Depreciation	8,791	8,715	35,300	33,657

Total expenses	383,174	362,542	1,495,269	1,515,284

Income from operations	101,684	94,048	424,524	475,753

Net gain (loss) from investments	1,704	1,437	2,757	(3,078)
Interest and dividend income	11,574	6,645	41,027	13,308
Interest expense	(187)	(145)	(583)	(749)
Other income	—	3,379	—	3,379
Equity in earnings of unconsolidated affiliate	35,413	31,741	126,930	120,667

Income before income taxes	150,188	137,105	594,655	609,280

Income taxes	29,457	24,881	132,397	133,813

Net income	$120,731	$112,224	$462,258	$475,467

Basic earnings per common share	$0.92	$0.83	$3.49	$3.49

Shares used to calculate basic earnings per share	131,269	134,714	132,593	136,071

Diluted earnings per common share	$0.91	$0.83	$3.46	$3.46

Shares used to calculate diluted earnings per share	132,160	135,818	133,728	137,423

Dividends declared per common share	$0.46	$0.43	$0.89	$0.83

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$834,697	$853,008
Restricted cash	301	351
Receivables from investment products	55,886	62,014
Receivables, net of allowance for doubtful accounts of $663 and $901	501,434	457,084
Securities owned	31,334	32,148
Other current assets	54,464	48,703
Total Current Assets	1,478,116	1,453,308

Property and Equipment, net of accumulated depreciation of $474,034 and $440,861	171,364	181,029
Operating Lease Right-of-Use Assets	22,477	24,992
Capitalized Software, net of accumulated amortization of $612,971 and $586,744	239,783	237,302
Available for Sale and Equity Securities	155,413	128,201
Investments in Affiliated Funds, at fair value	7,316	6,366
Investment in Unconsolidated Affiliate	110,781	104,673
Goodwill	137,333	115,599
Intangible Assets, net of accumulated amortization of $42,520 and $30,261	82,443	55,532
Deferred Contract Costs	40,221	37,928
Deferred Income Taxes	37,709	4,936
Other Assets, net	37,047	33,687
Total Assets	$2,520,003	$2,383,553

Liabilities and Equity
Current Liabilities:
Accounts payable	$10,618	$13,283
Accrued liabilities	318,945	359,363
Current portion of long-term operating lease liabilities	8,118	10,344
Deferred revenue	15,366	14,893
Total Current Liabilities	353,047	397,883

Long-term Income Taxes Payable	803	803
Long-term Operating Lease Liabilities	17,235	18,786
Other Long-term Liabilities	17,090	12,257
Total Liabilities	388,175	429,729

Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 131,178 and 134,162 shares issued and outstanding	1,312	1,342
Capital in excess of par value	1,404,962	1,307,162
Retained earnings	762,586	694,287
Accumulated other comprehensive loss, net	(37,032)	(48,967)
Total Shareholders' Equity	2,131,828	1,953,824
Total Liabilities and Shareholders' Equity	$2,520,003	$2,383,553

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,
	2022	2023	2023	2023	2023
Private Banks:
Equity and fixed-income programs	$22,377	$23,653	$24,091	$23,039	$24,496
Collective trust fund programs	7	6	7	6	4
Liquidity funds	3,201	3,427	3,433	3,636	3,916
Total assets under management	$25,585	$27,086	$27,531	$26,681	$28,416
Client assets under administration	4,151	4,299	4,154	4,399	7,267
Total assets	$29,736	$31,385	$31,685	$31,080	$35,683

Investment Advisors:
Equity and fixed-income programs	$66,240	$68,065	$69,439	$66,911	$71,634
Liquidity funds	5,436	4,965	4,968	5,175	4,812
Total Platform assets under management	$71,676	$73,030	$74,407	$72,086	$76,446
Platform-only assets	13,931	14,980	16,103	16,232	18,324
Platform-only assets-deposit program	—	—	—	—	843
Total Platform assets	$85,607	$88,010	$90,510	$88,318	$95,613

Institutional Investors:
Equity and fixed-income programs	$73,178	$74,939	$75,854	$72,387	$77,208
Collective trust fund programs	5	4	4	4	1
Liquidity funds	1,557	1,576	1,353	2,119	1,734
Total assets under management	$74,740	$76,519	$77,211	$74,510	$78,943
Client assets under advisement	4,314	4,559	4,368	4,085	6,120
Total assets	$79,054	$81,078	$81,579	$78,595	$85,063

Investment Managers:
Collective trust fund programs (A)	$141,285	$146,176	$149,779	$146,991	$156,376
Liquidity funds	199	203	249	180	114
Total assets under management	$141,484	$146,379	$150,028	$147,171	$156,490
Client assets under administration	810,491	845,828	873,570	886,382	935,564
Total assets	$951,975	$992,207	$1,023,598	$1,033,553	$1,092,054

Investments in New Businesses:
Equity and fixed-income programs	$1,912	$2,031	$2,104	$2,017	$2,174
Liquidity funds	215	217	217	202	209
Total assets under management	$2,127	$2,248	$2,321	$2,219	$2,383
Client assets under administration	1,077	1,081	1,098	1,070	1,150
Total assets	$3,204	$3,329	$3,419	$3,289	$3,533

LSV Asset Management:
Equity and fixed-income programs (B)	$83,753	$84,964	$86,469	$83,684	$89,312

Total:
Equity and fixed-income programs (C)	$247,460	$253,652	$257,957	$248,038	$264,824
Collective trust fund programs	141,297	146,186	149,790	147,001	156,381
Liquidity funds	10,608	10,388	10,220	11,312	10,785
Total assets under management	$399,365	$410,226	$417,967	$406,351	$431,990
Client assets under advisement	5,391	5,640	5,466	5,155	7,270
Client assets under administration (D)	814,642	850,127	877,724	890,781	942,831
Platform-only assets	13,931	14,980	16,103	16,232	19,167
Total assets	$1,233,329	$1,280,973	$1,317,260	$1,318,519	$1,401,258
(A)Collective trust fund program assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)Equity and fixed-income programs include $1.9 billion of assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee (as of December 31, 2023).
(C)Equity and fixed-income programs include $6.3 billion of assets invested in various asset allocation funds (as of December 31, 2023).
(D)    In addition to the assets presented, SEI also administers an additional $11.2 billion in Funds of Funds assets on which SEI does not earn an administration fee (as of December 31, 2023).

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2022	2023	2023	2023	2023
Private Banks:
Equity and fixed-income programs	$21,839	$23,576	$23,748	$23,920	$23,309
Collective trust fund programs	7	7	7	6	5
Liquidity funds	3,395	3,253	3,500	3,585	3,808
Total assets under management	$25,241	$26,836	$27,255	$27,511	$27,122
Client assets under administration	4,126	4,316	4,282	4,221	7,083
Total assets	$29,367	$31,152	$31,537	$31,732	$34,205

Investment Advisors:
Equity and fixed-income programs	$66,100	$67,578	$68,371	$69,309	$68,369
Liquidity funds	5,127	4,995	4,808	4,990	5,046
Total Platform assets under management	$71,227	$72,573	$73,179	$74,299	$73,415
Platform-only assets	13,905	14,812	15,548	16,544	17,201
Platform-only assets-deposit program	—	—	—	—	281
Total Platform assets	$85,132	$87,385	$88,727	$90,843	$90,897

Institutional Investors:
Equity and fixed-income programs	$72,581	$74,653	$74,865	$75,023	$73,644
Collective trust fund programs	5	5	4	4	3
Liquidity funds	1,719	1,715	1,537	1,611	1,682
Total assets under management	$74,305	$76,373	$76,406	$76,638	$75,329
Client assets under advisement	4,251	4,431	4,583	4,294	4,607
Total assets	$78,556	$80,804	$80,989	$80,932	$79,936

Investment Managers:
Collective trust fund programs (A)	$140,494	$144,914	$147,543	$150,379	$149,551
Liquidity funds	275	317	286	237	205
Total assets under management	$140,769	$145,231	$147,829	$150,616	$149,756
Client assets under administration	785,813	836,410	859,296	889,503	916,268
Total assets	$926,582	$981,641	$1,007,125	$1,040,119	$1,066,024

Investments in New Businesses:
Equity and fixed-income programs	$1,890	$1,991	$2,057	$2,096	$2,069
Liquidity funds	208	212	199	211	197
Total assets under management	$2,098	$2,203	$2,256	$2,307	$2,266
Client assets under advisement	1,075	1,098	1,075	1,101	1,080
Total assets	$3,173	$3,301	$3,331	$3,408	$3,346

LSV Asset Management:
Equity and fixed-income programs (B)	$83,370	$86,987	$84,492	$86,671	$84,492

Total:
Equity and fixed-income programs (C)	$245,780	$254,785	$253,533	$257,019	$251,883
Collective trust fund programs	140,506	144,926	147,554	150,389	149,559
Liquidity funds	10,724	10,492	10,330	10,634	10,938
Total assets under management	$397,010	$410,203	$411,417	$418,042	$412,380
Client assets under advisement	5,326	5,529	5,658	5,395	5,687
Client assets under administration (D)	789,939	840,726	863,578	893,724	923,351
Platform-only assets	13,905	14,812	15,548	16,544	17,482
Total assets	$1,206,180	$1,271,270	$1,296,201	$1,333,705	$1,358,900
(A)    Collective trust fund program average assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)    Equity and fixed-income programs during fourth-quarter 2023 include $1.8 billion of average assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee.
(C)    Equity and fixed-income programs include $6.1 billion of average assets invested in various asset allocation funds during fourth-quarter 2023.
(D)    In addition to the assets presented, SEI also administers an additional $11.3 billion of average assets in Funds of Funds assets during fourth-quarter 2023 on which SEI does not earn an administration fee.